UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-10606 (Commission file number)	77-0148231 (I.R.S. Employer Identification Number)

2655 Seely Avenue, Building 5 San Jose, California (Address of principal executive offices)	95134 (Zip Code)

Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 8, 2005, the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (“Cadence”) adopted a plan to provide health care and prescription drug insurance coverage for active non-employee directors and eligible retired directors and their dependents (the “Plan”). All non-employee directors will be eligible for the Plan during their term of service on the Board. Retired employee and non-employee directors will be eligible for the Plan for a term not to exceed the duration of their term of service on the Board. Under the Plan, Cadence will reimburse 100% of the premium for participants and their dependents up to a maximum of $15,000 per year, which maximum amount may be adjusted for future changes in health care costs. In addition, the benefits under the Plan will be fully taxable to the participants and Cadence will not defray any such taxes. The Plan replaces the healthcare plan for non-employee directors adopted by the Board in October 2002.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description
10.1	Description of Director Health Care Benefits

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ William Porter
William Porter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Description of Director Health Care Benefits